BROWN, MASSEY, EVANS, MCLEOD & HAYNSWORTH                  106 WILLIAMS STREET
ATTORNEYS  AT  LAW;  PA.                            TELEPHONE  (864)  271-7424
POST  OFFICE  BOX  2464                                   FAX  (864)  242-6969
GREENVILLE,  SC  29602


     October  23,  2002



Summit  Financial  Corporation
937  N.  Pleasantburg  Drive
Greenville,  SC  29607

Re:     Registration  Statement  on  Form  S-8  1999 Incentive Stock Option Plan
Summit  Financial  Corporation

Ladies  and  Gentlemen:

     You have asked us to render certain opinions with respect to the 215,000 shares of common stock (adjusted for stock dividends and splits), par value $1.00 per share, ("stock"), of the Summit Financial Corporation (the "Company") which will be registered with the Securities and Exchange Commission by the above-referenced Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, in connection with the Company's 1999 Incentive Stock Option Plan (the "Plan"). We have examined the Company's Articles of Incorporation, and all amendments thereto, the Company's Bylaws, and reviewed the records of the Company's corporate proceedings. We have made such other investigation of law and fact as we have deemed necessary in order to enable us to render this opinion.

     Based  on  the  foregoing,  we  are  of  the  opinion  that:

     1. The Company has been duly organized and is currently existing as a corporation in good standing under the laws of the State of South Carolina.

     2. Upon (a) the aforesaid Registration Statement becoming effective; (b) the authorization by the Committee appointed by the Board of Directors thereof of the issuance and sale of the Stock; (c) the due execution and registration of the certificates for the Stock; and (d) the delivery of the Stock to the purchasers thereof against receipt of the purchase price therefor; in my opinion the Stock will have been duly authorized and legally and validly issued and will be fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8.

Very  truly  yours,

BROWN,  MASSEY,  EVANS,  McLEOD  &  HAYNSWORTH,  PA

/s/  Stanley  E.  McLeod
-------------------------
 Stanley  E.  McLeod